UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2010

Baron Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-146627	26-0582528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3753 Howard Hughes Pkwy, Suite 135, Las Vegas, Nevada		89169
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(702) 993-7424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 12, 2009, Baron Energy, Inc. ("Baron" "we" "our" "us") accepted a subscription agreement for the purchase of 300,000 shares of our common stock, par value $0.001, ("Common Stock") for a sale price of $0.10 per share, resulting in $30,000 of gross proceeds. These securities were sold by us pursuant to the exemption from registration requirements provided by Regulation S promulgated under the Securities Act. The offer and sale were made to a non-U.S. citizen in an offshore transaction, no directed selling efforts were made in the U.S., the purchaser certified that it is not a U.S. person and is not acquiring the securities for the benefit of a U.S. person, and any transfer of the securities is restricted by us in accordance with the requirements of the Securities Act, including a legend on the stock certificate to that effect.

During January 2010, we issued an aggregate of 1,900,000 shares of Common Stock to accredited investors. The shares of Common Stock were issued at a price of $0.10 per share, resulting in $190,000 of gross proceeds. These securities were sold pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On February 8, 2010, we issued 2,000,000 shares of Common Stock pursuant to the terms of an agreement between us and a consultant for various investor relations, public relations, direct marketing and other related services, dated January 29, 2010, as previously disclosed by us on Form 8-K filed on February 4, 2010. These securities were sold pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

For each of the above transactions exempt from registration requirements under Rule 506, the purchasers had access to management and information concerning the Baron. For each of such sales, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons who were current shareholders or business associates of ours, and transfer was restricted by us in accordance with the requirements of the Securities Act. Each of such persons represented to us that they were accredited or sophisticated investors, that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baron Energy, Inc.

February 8, 2010	By:	Michael Maguire

Name: Michael Maguire
Title: Chief Executive Officer